    THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS COVERING SUCH SECURITIES, OR THE MAKER RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE MAKER STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, OFFER, PLEDGE OR OTHER DISTRIBUTION FOR VALUE IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND SUCH LAWS.



                                   14% SUBORDINATED
                                     SECURED NOTE



$200,000                                                       February 18, 1997



    FOR VALUE RECEIVED, the undersigned, HARMONY BROOK, INC., a Minnesota corporation (the "Maker"), hereby promises to pay to the order of Donald R. Brattain (the "Payee," which term includes any subsequent holder hereof) at such place as the Payee may from time to time hereafter designate to the Maker in writing the principal sum of TWO HUNDRED THOUSAND DOLLARS ($200,000).

    The unpaid principal balance hereof from time to time outstanding shall bear interest at a fixed rate of fourteen percent (14%) per annum. Interest shall be computed on the basis of actual days elapsed and a year of 360 days. Interest shall be payable monthly in arrears on the first day of each month for the preceding month commencing April 1, 1997, and at maturity.

    The principal hereof mature and is payable in full on March 1, 2000.

    This Note is secured pursuant to a Security Agreement of even date herewith (as the same may hereafter be amended, modified or supplemented, or any agreement entered into in substitution or replacement therefor, the "Security Agreement") given by the Maker to the Payee. This note is also subject to the terms and conditions of the Subordination Agreement of even date herewith between the Maker and First Bank National Association (the "Subordination Agreement").

    For purposes of this Note, an Event of Default shall be deemed to have occurred if:

    (i) the Maker fails to pay when due the full amount of any scheduled interest and principal payment on this Note;

    (ii) the Maker makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Maker bankrupt or insolvent; or any order for relief with respect to the Maker is entered under the Federal Bankruptcy Code; or the Maker petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Maker, or of any substantial part of the assets of the Maker, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any subsidiary) relating to the Maker under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Maker and either (A) the Maker by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within 60 days; or

    Subject to the terms of the Subordination Agreement, if an Event of Default of the type described in (i) has occurred and continues for 10 days, the Payee may demand (by written notice delivered to the Maker) immediate payment of all or any portion of the outstanding principal amount of and interest accrued on this Note. If an Event of Default of the type described in (ii) has occurred, the outstanding principal amount of this Note (plus accrued interest thereon) shall become immediately due and payable without demand therefor or notice thereof. If the Payee demands immediate payment of all or any portion of this Note or the principal amount of this Note becomes immediately due and payable, the Maker shall promptly pay to Payee the principal amount of this Note requested to be paid or which has become immediately due and payable (plus accrued interest thereon).

    Subject to the provisions of the Subordination Agreement, the Payee shall also have any other rights which he may have been afforded under any contract or agreement at any time and any other rights which he may have pursuant to applicable law.

    Except as otherwise expressly provided herein, the provisions of this Note may be amended and the Maker may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Maker has obtained the written consent of the Payee.

    After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall be surrendered to the Maker for cancellation and shall not be reissued.

    THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

    The Maker hereby waives presentment for payment, notice of dishonor, protest and notice of protest.

    If this Note is not paid when due, the Maker shall pay all of the Payee's costs of collection including reasonable attorneys' fees.

    THE INDEBTEDNESS CREATED HEREBY IS EXPRESSLY MADE SUBORDINATE TO CERTAIN SENIOR DEBT OF FIRST BANK NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION (THE "BANK"), PURSUANT TO THE PROVISIONS OF A SUBORDINATION AGREEMENT OF EVEN DATE HEREWITH AMONG THE MAKER, THE PAYEE AND THE BANK.



                                       HARMONY BROOK, INC.



                                       By        /s/ JAMES C. HAWLEY
                                         -------------------------------------
                                              James C. Hawley, President